EPIC FINANCIAL CORPORATION
                  3300 Irvine Avenue, Suite 220
                 Newport Beach, California 92660
                          949-622-1130


July 3, 2003


Richard R. Stenton
c/o Mission Equity
33171 Camino Capistrano
Suite F
San Juan Capistrano, CA 92675

Dear Mr. Stenton:

This letter evidences our mutual understanding, in principle, whereby Epic Financial Corporation, a Nevada corporation ("Epic"), will acquire from you, as the sole holder thereof (the "Seller"), all of the issued and outstanding capital stock (the "Mission Equity Stock") of Mission Equity, a California corporation ("Mission"), on the terms outlined herein (the "Share Exchange").

1.    The  Parties.  Epic shall be the purchaser of  the  Mission
Stock.   You, as the record and beneficial owner of  all  of  the
Mission Stock, shall be the Seller.

2. Nature of the Transaction. Epic will acquire the Mission Stock from the Seller. In consideration of the sale of the Mission Stock by the Seller to Epic, Epic will deliver to Seller a non-recourse promissory note of Epic in the original principal amount of $150,000.00 (the "Epic Note"), with the principal balance accruing interest at the rate of seven percent (7%) per annum, all principal and accrued interest being due and payable upon the first anniversary of the closing of the Share Exchange. Epic's obligations under the Epic Note (and, as discussed below, Epic's performance upon the Seller's exercise of his put rights and Epic's performance upon its exercise of its call rights) shall be secured by the Mission Stock by means of a Pledge and Security Agreement in favor of the Seller. In addition, Epic will issue and deliver to Seller three hundred fifty thousand (350,000) shares of Series D Convertible Preferred Stock of Epic (the "Epic Preferred Stock"). The attributes of the Epic
Preferred Stock shall include: (i) voting rights, only as required by the Nevada General Corporation law, (ii) no dividend rights, and (iii) certain conversion rights into shares of Epic's common stock (the "Epic Common Stock"). A form of Certificate of Designations, Preferences, and Rights governing the Epic Preferred Stock will be finalized by the parties using our respective best efforts in a manner standard for transactions of this nature and magnitude. All of the Epic Preferred Stock shall be validly issued, duly paid, non-assessable, and free and clear of any liens and/or encumbrances. The Epic Preferred Stock shall be issued pursuant to Section 4(2) of the Securities Act of 1933 and shall be subject to the restrictions on transfer as set forth in Rule 144 as promulgated by the Securities and Exchange Commission.






Richard R. Stenton
July 3, 2003
Page 2




The Epic Preferred Stock will be subject to the following limitations on conversion and Epic and the Seller will have the following put and call rights regarding such shares:

  * During the 12-month period that commences on the second anniversary of the closing of the Share Exchange, the Seller shall have the right, but not the obligation, to convert any or all of the Epic Preferred Stock into Epic Common Stock; provided, however, that, without the prior written consent of Epic, which consent it may withhold, delay, or deny in its sole and absolute discretion, the Seller may neither convert, nor offer to sell in the public markets, more than an aggregate of 10,000 shares of Epic Preferred Stock in any calendar month; provided, further, that, upon the Seller converting such Epic Preferred Stock to have received shares of Epic Common Stock with an aggregate "value" (as that term is defined below) of $350,000, the Seller shall tender any remaining Epic Preferred Stock to Epic for cancellation without further consideration by Epic.

  * During the 24-month period that commences on the first anniversary of the closing of the Share Exchange, Epic will have the right, but not the obligation, to "call" any or all of the Epic Preferred Stock in one or more transactions for an aggregate call price of $350,000, or $1.00 per share, which call shall be reduced by all "value" previously received by the Seller in respect of the Epic Common Stock. Further, Epic shall have the right, but not the obligation, to exercise its call rights in respect of any Epic Preferred Stock that the Seller has transmitted a conversion notice to Epic.

  * During first month following the third anniversary of the Share Exchange, if the Seller has not received an aggregate of $350,000, whether through the conversion of Epic Preferred Stock or the exercise of Epic's call right or any combination thereof, the Seller shall have the right, but not the obligation, to "put" all remaining shares of Epic Preferred Stock to Epic for cancellation at the rate of $1.00 per share of Epic Preferred Stock (which put shall be reduced by all "value" previously received by the Seller in respect of the Epic Common Stock).

For all purposes herein, the "value" of the Epic Common Stock shall be determined as follows:

In the event that (i) the Seller sell any such shares of Epic Common Stock in brokerage transactions in the public markets in accordance with the limitations set forth above, (ii) such sales are effectuated through a broker-dealer, whose commission structure and fee schedules are reasonably acceptable to Epic, and (iii) the trade dates of such sales are not later than 30 days following the issuance thereof due to conversion of Epic Preferred Stock, the per-share "value" of the Epic Common Stock shall be deemed to be the selling price thereof, less commissions and fees directly attributable to such sales.

In the event that any or all of such three events set forth in the immediately preceding sentence shall not have obtained with respect to any shares of Epic Common Stock, the per-share "value" thereof shall be deemed to be the "calculated market price" of Epic Common Stock. The "calculated market price" of Epic Common Stock shall be deemed to be the volume-weighted average of the final bid and asked prices for each of the ten trading days preceding the date on which the Seller has notified Epic of such a conversion.

As discussed above, Epic's performance upon the Seller's exercise of his put rights and Epic's performance upon its exercise of its call rights (and, as discussed above, Epic's obligations under the Epic Note) shall be secured by the Mission Stock by means of a Pledge and Security Agreement in favor of the Seller.

All of the Epic Common Stock to be issued to the Seller pursuant to his conversions rights shall be validly issued, duly paid, non-assessable, free and clear of any liens and/or encumbrances. Such Epic Common Stock shall be issued pursuant to Section 3(a)(9) of the Securities Act of 1933 and shall be subject to the restrictions on transfer as set forth in Rule 144 as promulgated by the Securities and Exchange Commission.







Richard R. Stenton
July 3, 2003
Page 3




3.   Other Provisions.

     (a) As a result of the proposed Share Exchange, Mission will become a wholly-owned subsidiary of Epic. Epic also currently intends and expects that, as of the date on which Mission becomes a wholly-owned subsidiary of Epic, the present management of Mission would be serving in their present positions and would be eligible for continuation of their existing employment agreements with Mission, if any, or new employment agreements to be mutually agreed upon by Epic and such management.

     (b)  The parties agree that Mission shall pay the expense of
(i) an audit by an independent auditor of Epic's choice of the financial books and records of Mission, including pro forma information that will be required as a result of the proposed Share Exchange, all pursuant to the Rules and Regulations of the Securities and Exchange Commission.

5. Due Diligence and Conditions Precedent. Closing of the Share Exchange is contingent upon completion by Epic of a due diligence investigation, the results of which must be satisfactory to Epic's board of directors, in its sole and absolute discretion. Said due diligence investigation shall include,  but  not  be  limited to, a  review  of  the  financial statements, books, and corporate records of Mission. In addition, prior to the closing of the Share Exchange, the Seller shall be afforded the opportunity to obtain such information about Epic as he may deem relevant to making the decision to exchange all of the Mission Stock for Epic Preferred Shares.

6. Miscellaneous. This letter is an expression of our mutual intent and, except as provided in Section 3, above, is not a binding contract, although we expect that, subject to the above-referenced due diligence approval, each of us will use our respective best efforts to negotiate a definitive agreement and to close the proposed Share Exchange in an expeditious manner. Accordingly, we each contemplate that the proposed Share Exchange will be concluded pursuant to the terms and provisions of a definitive agreement to be negotiated by the parties in good faith, which will be signed by Epic and the Seller. In this regard, we contemplate that we will each make the usual and customary representations and warranties concerning the business and financial condition of Mission and Epic, as may be appropriate in a transaction of this nature and magnitude. The consummation of the proposed Share Exchange shall also be subject to receipt of any necessary (a) approvals by the board of director and stockholders of Epic and/or Mission,
(b) consents of third parties, and (c) governmental approvals. If the foregoing is acceptable, in principle, please sign a copy of this letter in the space provided below and return the same to us.







Richard R. Stenton
July 3, 2003
Page 4




Very truly yours,

EPIC FINANCIAL CORPORATION



By:  /s/ William R. Parker
     ----------------------------
     William R. Parker, President


ACCEPTED AND AGREED TO
as of this 9th day of July, 2003:



     /s/ Richard R. Stenton
     --------------------------
     RICHARD R. STENTON